As filed with the Securities and Exchange Commission on June 29, 2004.

Registration No. 333-39574

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
AXSYS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-1962029 (I.R.S. Employer Identification No.)

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(Address of Principal Executive Offices Including Zip Code)

Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan
(Full Title of the Plan)

David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer
Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(860) 257-0200
(Name , Address and Telephone Number of Agent For Service)

Copies To:
Lisa K. Kunkle, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939

This Post-Effective Amendment No. 1 is being filed solely to adjust the number of shares covered by the Registration Statements (as defined below) pursuant to Rule 416(b)
of the Securities Act of 1933, as amended (the “Securities Act”).

INCORPORATION BY REFERENCE

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-09559) filed with the Securities and Exchange Commission (the “Commission”) by Axsys Technologies, Inc., a Delaware corporation (the “Registrant”) on August 5, 1996, the Registrant’s Registration Statement on Form S-8 (File No. 333-43389) filed with the Commission on December 29, 1997 and the Registrant’s Registration Statement on Form S-8 (File No. 333-39574) filed with the Commission on June 29, 2000 (all such Registration Statements, the “Registration Statements”). The contents of the Registration Statements are incorporated by reference into this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

     On June 1, 2004, the Board of Directors of the Registrant declared a three-for-two stock split of the Registrant’s Common Stock in the form of a stock dividend. The stock dividend will become payable on June 30, 2004. Pursuant to Rule 416(b) of the Securities Act, the Registrant’s Registration Statements, relating to the Registrant’s Amended and Restated Long-Term Stock Incentive Plan (the “Plan”), are hereby amended to increase the total number of shares of Common Stock issuable under the Plan pursuant to the Registration Statements from an aggregate of 610,600 shares to 915,900 shares (an increase of 305,300 shares).

     Pursuant to Rule 416(a), the Registration Statements are further amended to reflect that the number of shares registered includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such Plan as a result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

23.1	Consent of Independent Auditors.

24	Power of Attorney.

[Signatures on following page]

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on June 28, 2004.

AXSYS TECHNOLOGIES, INC.
By:	/s/ David A. Almeida
David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Date: June 28, 2004	*

Stephen W. Bershad Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 28, 2004	/s/ David A. Almeida

David A. Almeida Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: June 28, 2004	*

Anthony J. Fiorelli, Jr. Director

Date: June 28, 2004	*

Eliot M. Fried Director

Date: June 28, 2004	*

Richard F. Hamm, Jr. Director

Date: June 28, 2004	*

Robert G. Stevens Director

*This Post-Effective Amendment No. 1 has been signed on behalf of the above officers and directors by David A. Almeida, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Post-Effective Amendment No. 1.

DATED: June 28, 2004	By:	/s/ David A. Almeida
David A. Almeida
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Auditors.

24	Power of Attorney.

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